EXHIBIT 5.1
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                 [Letterhead of Diamond Offshore Drilling, Inc.]

                                 August 3, 2000

Diamond Offshore Drilling, Inc.
15415 Katy Freeway
Houston, Texas 77094

Ladies and Gentlemen:

         I am the General Counsel of Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the filing by the Company of a Registration Statement on Form S-8, together with all exhibits thereto (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance of 750,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan (the "Plan"). I note that I hold options to purchase Shares under the Plan.

         In so acting, I have examined or am otherwise familiar with the Company's Restated Certificate of Incorporation, the Company's Amended By-laws, the Plan, together with the resolutions adopted by the Board of Directors of the Company adopting the Plan and reserving for issuance the Shares issuable pursuant to the Plan, the Registration Statement, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of other officers and representatives of the Company, and have made such inquiries of such other officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and the Shares, when issued and delivered to the Plan participants in accordance with the terms of the Plan and the participants' respective option grants, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ William C. Long
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                                         William C. Long
                                         General Counsel and Secretary



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